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                                                                    Exhibit 4(a)

                               IMNET SYSTEMS, INC.
                      EMPLOYEE STOCK OPTION AND RIGHTS PLAN

SECTION 1.  Purpose; Definitions.

         The purpose of the IMNET Systems, Inc. 1993 Employee Stock Option and Rights Plan (the "Plan") is to enable IMNET Systems, Inc. (the "Company") to attract, retain and reward directors, employees, and key advisors to the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such persons and the Company's shareholders, by offering them performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

         For purposes of the Plan, the following terms shall be defined as set forth below:

                  a. "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or more than 50% of the ownership interests in such entity.

                  b. "Board" means the Board of Directors of the Company.

                  c. "Book Value" means, at any given date, (i) the Stockholders' Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of shares of "Outstanding Stock" as of such year-end date (as adjusted by the Committee for subsequent events).

                  d. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  e. "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan may be exercised by the Board, as set forth in Section 2 hereof.

                  f. "Company" means IMNET Systems, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

                  g. "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan and shall in all events be consistent with the definition of disability provided in Section 422 of the Code (or any successor provision). (Section 422 of the Code sets forth the requirements for a stock option to qualify as an incentive stock option under the Internal Revenue Code of 1986, as amended, see "Incentive Stock Option" below.)

                  h. "Disinterested Person" shall have the meaning set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the Commission. To be a "Disinterested Person" pursuant to such rule, as of the date hereof, a director may not, during the one-year period prior to service or during such service, be granted or awarded equity securities of the Company pursuant to the plan or any other plan of the Company (subject to certain exceptions). (Note: Section 16 of the Securities Exchange Act of 1934 is the "short-swing profits" provision of the federal securities laws. Briefly, it provides that purchases and sales (or sales and purchases) of a publicly held security, made within six months, by



                              Page 10 of 27 Pages


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         certain specified persons, such as officers, directors and ten percent shareholders, are subject to review. If the purchase price was less than the sale price, this "short-swing profit" must be paid over to the Company. Rule 16b-3 provides that certain employee benefit plans meeting specific conditions receive favorable treatment under the short-swing profits rules. One of the conditions is that plans such as this be administered by "disinterested persons".)

                  i. "Early Retirement" means retirement, with the express written consent for purposes of this Plan of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such entity.

                  j. "Fair Market Value" means, as of any given date, unless otherwise determined by the Committee in good faith:

                           (i) if the Stock is listed on an established stock
                  exchange or exchanges, or traded on the NASDAQ National Market System ("NASDAQ/NMS") the highest closing price of the Stock as listed thereon on the applicable day, or if no sale of Stock has been made on any exchange or on NASDAQ/NMS on that date, on the next preceding day on which there was a sale of Stock;

                           (ii) if the Stock is not listed on an established
                  stock exchange or NASDAQ/NMS but is instead traded over-the-counter, the mean of the dealer "bid" and "ask" prices of the Stock in the over-the-counter market on the applicable day, as reported by the National Association of Securities Dealers, Inc.;

                           (iii) if the Stock is not listed on any exchange or
                  traded over-the-counter, the value determined in good faith by the Committee.

                  k. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of
         Section 422 of the Code (or any successor provision). (NOTE: Generally an Incentive Stock Option which meets the requirements of Section 422 of the Code receives certain tax benefits. The grant of the option does not result in the recognition of taxable income by the employee, as of the date of the adoption of this Plan. Similarly, the employee does not recognize income on the exercise of Incentive Stock Option, as of the date of the adoption of this Plan. After a specified holding period, the employee recognizes as capital gain, rather than compensation income, the difference between the amount received at sale and the employee's basis in the optioned stock -- generally the option exercise price.)

                  l. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

                  m. "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.

                  n. "Other Stock-Based Award" means an award under Section 7 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

                  o. "Outstanding Stock" shall include all shares of Common Stock, $.01 par value, of the Company as well as the number of shares of Common Stock into which then outstanding shares of capital stock of the Company, of whatever class, are convertible as of the year-end immediately preceding the date of calculation thereof (as adjusted by the Committee for certain events).



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                  p. "Plan" means this IMNET Systems, Inc. 1993 Employee Stock
         Option and Rights Plan, as hereinafter amended from time to time.

                  q. "Retirement" means Normal or Early Retirement.

                  r. "Stock" means the Common Stock, $.01 par value per share, of the Company.

                  s. "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount computed pursuant to Section 6(b)(ii).

                  t. "Stock Option" or "Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

                  u. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 100% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         In addition, the term "Cause" shall have the meaning set forth in
Section 5(i) below.

SECTION 2.  Administration.

         The Plan shall be administered by a Committee of not less than two persons, who need not be Disinterested Persons unless the Company's securities are registered under the Exchange Act, who shall be members of the Board and who shall serve at the pleasure of the Board. The functions of the Committee specified in the Plan may be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan and if a resolution to such effect is adopted by the Board after due consideration of the impact of such resolution upon the status of the Plan under Rule 16b-3 promulgated pursuant to the Exchange Act.

         The Committee shall have full authority to grant, pursuant to the terms of the Plan, to directors, officers and other employees eligible under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights and/or (iii) Other Stock-Based Awards.

         In particular, the Committee shall have the authority:

                           (i) subject to Section 4 hereof, to select the
                  directors, officers and other employees of the Company or its Subsidiaries and Affiliates, or other eligible persons, to whom Stock Options, Stock Appreciation Rights and/or Other Stock-Based Awards may from time to time be granted hereunder;

                           (ii) to determine whether and to what extent
                  Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

                           (iii) to determine the number of shares to be covered
                  by each such award granted hereunder;

                           (iv) to determine the terms and conditions, not
                  inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding



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                  any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

                           (v) to determine whether and under what circumstances
                  a Stock Option may be settled in cash;

                           (vi) to determine whether, to what extent and under
                  what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

                           (vii) to determine whether, to what extent and under
                  what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period).

         The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3.  Stock Subject to Plan.

         The total number of shares of Stock reserved and available for distribution under the Plan shall be 146,563 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         Subject to section 6(b)(iv) below, if any shares of Stock that have been optioned hereunder cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

         In the event of any merger, reorganization, consolidation, recapitalization, stock dividends, stock split or other changes in corporate structure affecting the Stock, and subject to Sections 5(k) and 5(m), such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4.  Eligibility.

         Directors, officers and other employees of the Company or its Subsidiaries and Affiliates (but excluding members of the Committee and, as to incentive stock options, any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan. In addition, the Committee may



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grant awards, other than Incentive Stock Options, to its consultants or advisors who have provided bona fide services to the Company in connection with matters other than the offer and sale or securities in a capital-raising transaction.

SECTION 5.  Stock Options.

         Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options, and (ii) Non-Qualified Stock Options.

         Subject to the restrictions contained in Section 4 hereof concerning the grant of Incentive Stock Options, the Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                  (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be (i) not less than 100% (or, in the case of an employee who owns stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company or of any of its subsidiary or parent corporations, not less than 110%) of the Fair Market Value of the Stock at grant, in the case of Incentive Stock Options, and (ii) not less than 90% of the Fair Market Value of the Stock at grant, in the case of Non-Qualified Stock Options.

                  (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercised more than ten years (or, in the case of an employee who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its subsidiary or parent corporations, more than five years) after the date the Option is granted.

                  (c) Exercisability. Stock Options shall be exercised at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Section 5(f), 5(g), or 5(k) unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

                  (d) Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

                  Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee based, in each case, on the Fair Market Value of the Stock on the date the option is exercised.



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                  No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 10(a).

                  (e) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended 26 U.S.C. ss. 1 et. seq. or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

                  (f) Termination by Death. Subject to Section 5(k), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of death any Stock Option held by such optionee may thereafter be exercised to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (g) Termination by Reason of Disability. Subject to Section 5(k), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable pursuant to
         Section 5(f). In the event of termination of employment by Disability, if a Stock Option heretofore designated as an Incentive Stock Option is exercised more than one (1) year after such termination of employment, such Stock Option shall be treated as a Non-Qualified Stock Option.

                  (h) Termination by Reason of Retirement. Subject to Section 5(k), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year period (or such other period as the Committee may specify at grant), any unexercised Option held by such optionee shall thereafter be exercisable pursuant to Section 5(f). In the event of termination of employment by Retirement, if a Stock Option theretofore designated as an Incentive Stock Option is exercised more than three (3) months after such termination of employment, such Stock Option shall be treated as a Non-Qualified Stock Option.

                  (i) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an Employee's employment by the Company and any Subsidiary or Affiliate terminates:

                           (i) due to voluntary resignation of employment by the
                  Optionee, the Stock Option shall thereupon terminate;



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                           (ii) due to death, Disability, Normal or Early
                  Retirement, then the provisions of Sections 5(f), 5(g), 5( h), as appropriate, shall apply;

                           (iii) due to involuntary termination of the
                  Optionee's employment by the Company, any Subsidiary or Affiliate without "Cause", the Stock Option shall thereupon terminate, except that the Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term;

                           (iv) for any other reason, including termination of
                  the Optionee's employment for Cause, the Stock Option shall thereupon terminate.

         For purposes of this Plan, "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, or other unauthorized activity any of which, in the good faith opinion of the Committee, is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

                  (j) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash or Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

                  (k) Certain Recapitalizations. In general, if the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation (any such merger, consolidation, etc., being hereinafter referred to as a "Non-Acquiring Transaction") while unexercised options are outstanding under the Plan, after the effective date of a Non-Acquiring Transaction each holder of an outstanding option shall be entitled, upon exercise of such option, to receive such stock or other securities as the holders of the same class of stock as those shares subject to the option shall be entitled to receive in such Non-Acquiring Transaction based upon the agreed upon conversion ratio or per share distribution. However, in the discretion of the Board of Directors, any limitations on exercisability of options may be waived so that all options, from and after a date prior to the effective date of such Non-Acquiring Transaction shall be exercisable in full. Furthermore, in the discretion of the Committee, the right to exercise may be given to each holder of an option during a 30-day period preceding the effective date of such Non-Acquiring Transaction. Any outstanding options not exercised within such 30-day period may be canceled by the Committee as of the effective date of any such Non-Acquiring Transaction. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

                  (l) Subdivision or Consolidation. Except as set forth in this Plan, optionees shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase of decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of stock of another corporation, and no issue by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option. The grant of any option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or to transfer all or any part of its business or assets.

                  (m) Fractional Shares. If any adjustment referred to herein shall result in a fractional share for any optionee under any option hereunder, such fraction shall be completely disregarded and the optionee shall only be entitled to the whole number of shares resulting from such adjustment.



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SECTION 6. Stock Appreciation Rights.

                  (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

                  A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

                  A Stock Appreciation Right may be exercised by an optionee, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

                  (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                           (i) Stock Appreciation Rights shall be exercisable
                  only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 wherever the market value of a share of Stock exceeds the option price per share specified in the related Stock Option; provided, however, that any Stock Appreciation Right granted to an optionee subject to Section 16(b) of the Exchange Act subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period. The exercise of Stock Appreciation Rights held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with Rule 16b-3(e)(3) thereunder, or any successor provision, to the extent applicable.

                           (ii) Upon the exercise of a Stock Appreciation Right,
                  an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value on the date of exercise. [When payment is to be made in cash, such amount shall be calculated on the basis of the Fair Market Value during the applicable period referred to in Rule 16b-3(e) under the Exchange Act.]

                           (iii) A Stock Appreciation Right shall be
                  transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e) of the Plan.

                           (iv) Upon the exercise of a Stock Appreciation Right,
                  the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in
                  Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.



                              Page 17 of 27 Pages


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                           (v) Stock Appreciation Rights issued in connection
                  with Incentive Stock Options shall contain such terms and conditions as the Committee may determine to be necessary for the qualification of the Incentive Stock Options.

SECTION 7. Other Stock-Based Awards.

                  (a) Administration. Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including, without limitation, performance shares, convertible debentures, exchangeable securities and Stock awards or options valued by reference to Book Value or Subsidiary performance, may be granted either alone or in addition to or in tandem with Stock Options or Stock Appreciation Rights granted under the Plan and/or cash awards made outside of the Plan.

                           Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

                           The provisions of other Stock-Based Awards need not be the same with respect to each recipient.

                  (b) Terms and Conditions. Other Stock-Based Awards made pursuant to this Section 7 shall be subject to the following terms and conditions:

                           (i) Subject to the provisions of this Plan and the
                  award agreement referred to in Section 7(b)(v) below, shares subject to awards made under this Section 7 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

                           (ii) Subject to the provisions of this Plan and the
                  award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this
                  Section 7 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

                           (iii) Any award under Section 7 and any Stock covered
                  by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

                           (iv) In the event of the participant's Retirement,
                  Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed (if any) with respect to any or all of an award under this Section 7.

                           (v) Each award under this Section 7 shall be
                  confirmed by, and subject to the terms of, an agreement or other instrument executed by the Company and by the participant.

                           (vi) Stock (including securities convertible into
                  Stock) issued on a bonus basis under this Section 7 may be issued for no cash consideration. Stock (including securities



                              Page 18 of 27 Pages


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                  convertible into Stock) purchased pursuant to a purchase right awarded under this Section 7 shall be priced at no less than 50% of the Fair Market Value of the Stock on the date of grant.

                           (vii) Other Stock-Based Awards, to the extent they
                  constitute derivative securities for purposes of Section 16 of the Exchange Act, and are owned by persons who are subject to
                  Section 16(b) of the Exchange Act, shall be transferable only when and to the extent a Stock Option would be transferable under Section 5(e) of the Plan. The Committee may also take into account other provisions of Rule 16b-3, promulgated under the Exchange Act.

SECTION 8. Amendments and Termination.

         The Board may amend, alter, or discontinue the Plan, but, except as otherwise provided herein, no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right or Other Stock-Based Award theretofore granted, without the optionee's or participant's consent, or which, without the approval of the Company's stockholders, would:

                  (a) materially increase the benefits accruing to participants under the Plan;

                  (b) materially increase the number of securities which may be issued under the Plan; or

                  (c) materially modify the requirements as to eligibility for participation in the Plan.

         The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

         Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 9.  Unfunded Status of Plan.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 10.  General Provisions.

                  (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares for investment and without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.



                              Page 19 of 27 Pages

                           All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such conditions, stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

                  (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

                  (d) No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to the exercise of any Option or Stock Appreciation Right or any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

                  (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional types of Plan awards at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment, taking into account other Plan awards then outstanding.

                  (f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Georgia.

SECTION 11.  Effective Date of Plan.

         The Plan shall be effective as of October 27, 1993, upon the approval of the Plan by a majority of the votes cast by the holders of the Company's capital stock entitled to vote thereon.

SECTION 12.  Term of Plan.

         No Stock Option, Stock Appreciation Right or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date of the Plan, but awards granted prior to such tenth anniversary may extend beyond that date.



                              Page 20 of 27 Pages